Consulting Agreement

This Agreement is made on the ___ day of February 2007 by and between GlobeTel Communications Corporation, a Delaware Corporation, a publicly traded company whose common stock trades under the symbol GTEM, GlobeTel Wireless, Corp., a Florida corporation ("GlobeTel Wireless"), which is a wholly owned subsidiary of GTEM (GlobeTel Wireless and GlobeTel Communications Corporation are referred to herein as "GlobeTel"), and Ulrich Altvater, an individual (referred to herein as "Altvater").

                                    Recitals

Whereas, GlobeTel and Altvater wish to redefine the relationship and define rights, compensation and property in a new relationship. Altvater will become a consultant for GlobeTel subject to the terms and conditions of this Consulting Agreement. Altvater will be free to pursue his own development and customers in his own business while serving as a Consultant to GlobeTel Wireless, subject to the terms and conditions set forth below.

Now, therefore, in consideration of the mutual covenants contained in this Agreement, the parties agree to with the following terms and conditions:

                             Recitals And Compromise

The above stated recitals true and correct and made a part hereof.

                            Consideration To Altvater

      a. Office Supplies and Equipment. The title and ownership of any office supplies and equipment set forth on Exhibit B hereof, and which is located at 2675 South Horseshoe Avenue, Suite 401, Naples, Florida, shall be transferred to Altvater upon execution hereof. Full title of any property or asset on Exhibit B and transferred to Altvater under this agreement shall be transferred to and vest in Altvater upon execution hereof and shall be taken free and clear of any liens, debts, obligations or encumbrances on the date of execution of this Agreement, and Altvater shall then be given immediate possession of the foregoing.

      b. Intellectual Property. Any Technology or Intellectual Property ("Intellectual Property") developed by Altvater after the execution of this agreement will be the sole property of Altvater (Intellectual Property shall include all trademarks, service marks, trade names, together with all goodwill, registrations and applications related to the foregoing ,patents, designs, design registrations or applications, works of authorship, trade secrets and other confidential information, know how, proprietary processes, formulae, algorithms, models, methodologies, computer software programs or applications, databases, schematics, designs and tangible or intangible proprietary information or material inventions and discoveries, whether patentable or not, patents, registrations, invention disclosures and applications, confidential information, know how, processes, business methods, formulae, drawings, prototypes, models, designs, customer lists, computer programs, source code, and executable code, whether embodied in software, architecture, documentation, designs, files, records, databases, and data, inventions (whether or not patentable), discoveries, improvements, technology, and proprietary and confidential information.) If GlobeTel engages Altvater to develop any technology, the Intellectual Property paid for by GlobeTel shall be the exclusive property of GlobeTel. This Agreement is not a license to any Intellectual Property currently owned or licensed by GlobeTel (except as set forth in subpart "c" below), including but not limited to the assets purchased from HotZone Wireless LLC, pursuant to that certain Asset Purchase Agreement, dated June 2, 2005. Any subsequent development of Intellectual Property by Altvater shall not be a derivative of nor a modification of the Intellectual Property owned by GlobeTel. It is acknowledged that Altvater developed or is developing certain Intellectual Property currently and that such development may have taken place while Altvater was employed by GlobeTel. Globetel does not claim any ownership of this Intellectual Property that was developed independently of the GlobeTel Intellectual Property on Altvater's own time and at Altvater's own expense. The foregoing shall not preclude Altvater from acquiring equipment or services from the same third-party suppliers as GlobeTel.

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_______________________________
Ulrich Altvater, Individually


_______________________________                       __________________________
Globetel Communications, Corp.                          Globetel Wireless, Corp.

      c. Licenses. GlobeTel grants Altvater a license for the licenses and all rights it holds with [***], Inc. and with [***] pursuant to the assignable license agreements attached hereto as Exhibits C and D, for a period of ninety nine (99) years, or for as long as GlobeTel maintains the license. In connection herewith, Globetel will attempt to obtain, within ten days after execution of this Agreement, a consent of the foregoing assignments from Wavesat, Inc. and with TimeSys Corporation. Altvater understands that the consent is granted by [***] and [***] and is not under the control of GlobeTel.

      d. Lab Equipment. By permission of GlobeTel, which may not be unreasonably withheld, Altvater shall have use of all lab equipment and field equipment that GlobeTel currently owns which is currently set forth as Exhibit E and which GlobeTel agrees to maintain in good working order during the term of this Agreement.

                                      Term

GlobeTel hereby engages the non-exclusive services of Altvater for a period of one (1) year beginning from the execution of this agreement and terminating 365 days thereafter ("the Term"), in exchange for payment of $45,000 per calendar month payable in two installments of equal parts on the 15th and the 28th of each month beginning the 28th of February. At the end of the Term, either party may terminate the relationship, or it may be extended subject to such modifications as may be agreed in writing by both parties.

                           Future Services Of Altvater

Altvater shall provide or cause the services, set forth below, to be provided to GlobeTel. The services may be provided by Altvater directly or by his direct employees, and may be provided by a corporate or other entity or assign selected by Altvater by mutual agreement of the parties. If GlobeTel fails to make the monthly payment within the timeframe defined within this paragraph, Altvater will not be responsible for providing services under this contract to GlobeTel. If GlobeTel fails to make two consecutive payments to Altvater, the contract will be deemed terminated and Altvater will be granted 150% of the monies due for services rendered payable in test equipment or inventory as calculated in replacement value as determined by ______________________________________. In such event, test equipment and inventory shall be transferred to Altvater free of all liens and encumbrances.

      a. Support. Altvater shall provide up to [***] support hours per month to assist GlobeTel to plan, install, and operate a HotZone Suite of Products and to train GlobeTel's personnel in planning, installing and operating the HotZone Product Suite. Such support hours may be accomplished on-site or off-site in Florida and shall be provided by Altvater employees or consultants mutually agreed upon by the parties. GlobeTel will provide Altvater with seven (7) days written notice in advance of the date that its physical presence is required for off-site services to be provided in Mexico. If such notice is provided then Altvater shall pay all travel expense for one off-site assignment and GlobeTel shall pay all other expenses for off-site services. If GlobeTel makes off-site requests without at least a 7-day notice, GlobeTel will be responsible for all travel expenses for the support personnel to any location.

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_______________________________
Ulrich Altvater, Individually


_______________________________                       __________________________
Globetel Communications, Corp.                          Globetel Wireless, Corp.

      b. Additional Hours. If more support hours than the [***] stated above in (a) are needed and requested by GlobeTel, GlobeTel shall pay Altvater a fee of $120 per hour for each additional support hour required.

      c. Units. Altvater will build up to [***] units per month of the HotZone 4010 for GlobeTel at Altvater's offices in Naples, Florida. Cost of assembly and testing of such units is included in the monthly cost set forth in this agreement, except for the cost of parts as set forth in subparagraph d below.

      d. Costs. GlobeTel will order and pay for all materials of the HotZone 4010s to be assembled as per subparagraph c above, and will pay all shipment costs, FOB Naples, Florida.

      e. Modifications. GlobeTel will pay for any functional modifications to the HotZone 4010 performed by Altvater at such rates as determined by Altvater and customarily charged by or planned to be charged by Altvater when it commences operations. Any modifications paid for by GlobeTel will be the excusive intellectual property of GlobeTel.

      f. Right of First Refusal. For a period of one (1) year after execution hereof, GlobeTel have the right of first refusal to purchase from Altvater any newly developed wireless system or radio developed by Altvater, at the cost of $1,250 per unit if any unit is in a die cast mold, or at the best price provided to any other customer, whichever is less. After the first one (1) year after execution hereof, GlobeTel shall have the option of purchasing any unit upon the best terms and conditions as any other offer accepted by Altvater.

      g. Intellectual Property. Apart from the HotZone product line, any intellectual property, technology, and/or product developed by Altvater subsequent to this Agreement, shall be the exclusive property of Altvater, to which GlobeTel shall have no rights, unless otherwise provided for in this Agreement. Any intellectual Property paid for by GlobeTel to Altvater for the any development, repair or maintenance of the HotZone Product Line will be the exclusive property of GlobeTel.

      h. Default. In the event that any party breaches any obligation or terms and conditions within this agreement, for any reason, the party may deliver to the default party a default notice detailing the default event and if the default is not cured by that party within seven (7) days after the default notice is given. In the case of GlobeTel being called into default Altvater may hold as collateral any inventory or test equipment that is the property of GlobeTel until the default is cured. In the case of a default is not cured by Altvater, Altvater shall lose all rights granted to him under this agreement including but not limited to those set forth in section entitled "Consideration to Altvater" and any unvested stock options granted to Altvater shall be lost.

                   Representations And Warranties Of GlobeTel.

Absence of Conflicting Agreements. Neither the execution and delivery of this Agreement or any of the consummation by GlobeTel of the transactions contemplated hereby, nor compliance by GlobeTel with any provisions contained herein will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of GlobeTel; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any indenture, mortgage, agreement, lien, license, government registration, contract, lease, or other instrument or obligation to which GlobeTel is a party or by which GlobeTel or any of its assets may be bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of GlobeTel; or (iii) violate any order, writ, judgment, injunction, decree, statute, ordinance, rule or regulation applicable to GlobeTel or any of its assets.

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_______________________________
Ulrich Altvater, Individually


_______________________________                       __________________________
Globetel Communications, Corp.                          Globetel Wireless, Corp.

Governmental Consents. No consent, waiver, approval, authorization or permit of, or designation, declaration or filing with or notification to, any governmental or regulatory authority on the part of GlobeTel is required in connection with the valid execution and delivery of this Agreement, or is or was required for the offer, sale or issuance of the Securities.

Litigation. There is no pending or currently threatened claim or action, suit, arbitration, proceeding or investigation before any court, arbitrator or government commission or agency against GlobeTel or against any other person or entity, except as disclosed in GlobeTel's public filings (i) which questions or would affect the validity or enforceability of this Agreement, or the further documents, instruments or agreements referred to or provided for herein or GlobeTel's right to enter into the same or to consummate transactions contemplated hereby, (ii) which might reasonably be expected to have an adverse effect on GlobeTel's assets or its business, (iii) which may affect GlobeTel's ability to conduct its business as presently conducted or as proposed to be conducted, or (iv) which might result in any change in the business, assets, condition, affairs, operations, properties or prospects of GlobeTel, financially or otherwise; nor is GlobeTel aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefore known to GlobeTel) involving the prior employment of any of GlobeTel's employees or consultants, their use in connection with the business of GlobeTel of any information or techniques allegedly proprietary to any of their former employers or GlobeTel, or their obligations under any agreements with prior employers or GlobeTel. GlobeTel is not subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no litigation against any third party by GlobeTel involving its business.

Compliance. This agreement is full of common statements that are covered by common law. If we enter into an agreement in conflict with such a paragraph, it would be fraud.

                              Additional Covenants.

Employees and Consultants. Within 30 days of the execution of the agreement, Altvater may extend an offer of employment to any of GlobeTel Wireless's former or current US-based employees without objection of GlobeTel.

Restriction. GlobeTel will allow Altvater to produce and sell the HotZone Product Line as an authorized reseller. With GlobeTel's permission, Altvater may hold seminars, market, advertise, distribute, making demonstrations and/or pilots of the HotZone Product Line with any party including prospective customers of Altvater. GlobeTel shall approve any marketing materials used by Altvater with regard to the HotZone Product Line prior to their distribution.

Sales. If Altvater sells any of the HotZone Product Line, GlobeTel shall receive 50% of the profit from such sale and Altvater shall receive the remaining 50% of profit from the sale. All pricing for the HotZone Product Line shall be at prices and upon such terms that are acceptable to the parties. GlobeTel, using its reasonable commercial discretion, may reject any sale by Altvater that it is directly competitive to a proposal already submitted to a customer or potential customer of GlobeTel.

  [***] Denotes information for which confidential treatment has been requested

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_______________________________
Ulrich Altvater, Individually


_______________________________                       __________________________
Globetel Communications, Corp.                          Globetel Wireless, Corp.

                                  Miscellaneous

Successors and Assigns. The rights and obligations of GlobeTel and Altvater shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of GlobeTel and Altvater. This agreement shall be assignable by Altvater at his discretion.

Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of GlobeTel and Altvater.

Survival. The representations, warranties, covenants and agreements made by the parties herein shall survive the transactions contemplated hereby.


Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, if delivered by facsimile transmission at the number below. All notices and communications shall are set forth below:

         GlobeTel Communications, Corp.
         9050 Pines Blvd., Suite # 255
         Pembroke Pines, FL 33024
         Telephone (954) 241-0590, Facsimile (954) 272-0380

         Ulrich Altvater
         4916 Rustic Oaks Circle
         Naples, FL 34105
         Telephone (239) 961-7361

Governing Law and Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and performed in such State, without giving effect to conflict of law principles. All controversies, claims and matters of difference arising between the parties under this Agreement shall be submitted to binding arbitration in Broward County, Florida under the Commercial Arbitration Rules of the American Arbitration Association ("the AAA") from time to time in force (to the extent not in conflict with the provisions set forth herein). This Agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other parties to this Agreement and with the AAA. Once the arbitral tribunal has been constituted in full, a hearing shall be held and an award rendered as soon as practicable. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and the parties are not making progress toward a resolution. In no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable contractual or other statutes of limitations. The parties shall have reasonable discovery rights as determined by the arbitration. The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof. The decision of the arbitrators shall be rendered in writing and shall state the manner in which the fees and expenses of the arbitrators shall be borne.

  [***] Denotes information for which confidential treatment has been requested

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_______________________________
Ulrich Altvater, Individually


_______________________________                       __________________________
Globetel Communications, Corp.                          Globetel Wireless, Corp.

Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the enforceability of this Agreement.

Services. All Services and products provided by Altvater pursuant to this Agreement are sold and/or rendered "as is," and Altvater makes no warranties, express or implied, with respect thereto and expressly disclaims any implied warranties of merchantability or fitness for a particular purpose. Notwithstanding the foregoing all products delivered to GlobeTel shall have been assembled in a workman-like manner and be free of defects related to such workmanship for a period of 90 days.

Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement

Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

Entire Agreement. Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement.


In witness whereof, this Agreement has been executed on the date first written above.

/s/ Ulrich Altvater
-----------------------------------
By:  Ulrich Altvater


GlobeTel Communications, Corp.              GlobeTel Wireless, Corp.

/s/ Peter Khoury                            /s/ Peter Khoury
-----------------------------------         -----------------------------------
By: Peter Khoury Chief Executive            By: Peter Khoury Chief Executive
    Officer                                     Officer

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_______________________________
Ulrich Altvater, Individually


_______________________________                       __________________________
Globetel Communications, Corp.                          Globetel Wireless, Corp.